Exhibit 99.3
BRAVO HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
Contents

Condensed Consolidated Balance Sheets as of September 30, 2010 and December 31, 2009	2
Condensed Consolidated Statements of Income for the nine months ended September 30, 2010 and 2009	3
Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2010 and 2009	4
Notes to Condensed Consolidated Financial Statements	5

BRAVO HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30,	December 31,
	2010	2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$54,128	$101,637
Investment securities	1,961	—
Accounts receivable, net	49,553	102,257
Funds due for the benefit of members	25,719	15,098
Deferred income taxes	3,468	2,952
Prepaid expenses and other assets	4,147	4,933

Total current assets	138,976	226,877

Restricted investments	6,252	3,602
Investment securities	234,423	91,095
Property and equipment, net	32,084	25,715
Deferred income taxes	35,060	31,839
Intangible assets, net	27,597	47,786
Risk corridor receivable from CMS	10,646	989
Other assets	883	1,345

Total assets	$485,921	$429,248

Liabilities and Stockholders’ Equity
Current liabilities:
Medical claims liability	162,038	133,108
Funds held for the benefit of members	50,889	11,893
Risk corridor payable to CMS	653	—
Accounts payable and accrued expenses	42,106	39,993
Current portion of debt and capital leases	1,312	1,688

Total current liabilities	256,998	186,682

Long-term debt and capital leases	50,593	87,874
Other long-term liabilities	311	1,127

Total liabilities	307,902	275,683

Stockholders’ equity:
Common stock, $.01 par value; 186,500,000 shares authorized; 14,075,000 and 13,875,552 shares issued and outstanding at September 30, 2010 and December 31, 2009, respectively	141	139
Convertible preferred stock	1,241	1,241
Additional paid-in capital	156,662	155,669
Accumulated other comprehensive income, net	2,979	715
Retained earnings (accumulated deficit)	16,996	(4,199)

Total stockholders’ equity	178,019	153,565

Total liabilities and stockholders’ equity	$485,921	$429,248

See accompanying notes to condensed consolidated financial statements.

BRAVO HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share data)
(unaudited)

	Nine Months Ended
	September 30,
	2010	2009
Revenue:
Premium revenue	$1,228,693	$899,415
Investment income	3,625	3,369

Total revenue	1,232,318	902,784

Operating expenses
Medical expense	1,024,604	723,995
Selling, general and administrative	141,858	112,124
Depreciation and amortization	25,018	30,145
Interest expense	4,782	6,870

Total operating expenses	1,196,262	873,134

Income before income taxes	36,056	29,650
Income tax expense	(14,861)	(12,478)

Net income	$21,195	$17,172

See accompanying notes to condensed consolidated financial statements.

BRAVO HEALTH, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2010	2009

Cash flows from operating activities:

Net income	$21,195	$17,172

Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of fixed assets	—	309
Depreciation and amortization	25,018	29,835
Deferred income tax benefit	(3,738)	(5,466)
Non-cash interest expense	985	1,161
Share-based compensation	975	694

Changes in operating assets and liabilities	70,434	(41,581)

Net cash provided by operating activities	114,869	2,124

Cash flows from investing activities:
Purchases of property and equipment	(11,197)	(5,676)
Purchases of investments, net	(143,840)	(7,974)

Net cash used in investing activities	(155,037)	(13,650)

Cash flows from financing activities:
Funds received for the benefit of members, net	30,635	(2,278)
Proceeds from issuance of stock	20	117
Borrowings under line of credit	—	8,000
Principal payments on debt and capital leases	(37,996)	(6,506)

Net cash used in financing activities	(7,341)	(667)

Net decrease in cash	(47,509)	(12,193)
Cash and cash equivalents, beginning of period	101,637	97,109

Cash and cash equivalents, end of period	$54,128	$84,916

Supplemental disclosures:
Cash paid for interest	$3,799	$5,923
Cash paid for taxes	$16,930	$24,540
See accompanying notes to condensed consolidated financial statements.

BRAVO HEALTH, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
(1) Organization and Basis of Presentation
Bravo Health, Inc. (the Company) was incorporated in the State of Delaware in June 1995. The Company’s primary focus is the operation of Medicare Advantage health plans and stand-alone Medicare prescription drug plans through its wholly owned subsidiaries.
During 2000, the Company established a wholly owned subsidiary, Bravo Health Mid-Atlantic, Inc. (BHMA). BHMA was granted a license by the Maryland Insurance Administration (MIA) to operate as a health maintenance organization in the State of Maryland on December 1, 2000, and began contracting directly with the Centers for Medicare and Medicaid Services (CMS) as a Medicare+ Choice (now Medicare Advantage) health plan effective as of January 1, 2001.
Effective January 1, 2002, the Company entered into a global at-risk capitation agreement in the Philadelphia, Pennsylvania market with QualMed Plans for Health, Inc., subsequently known as Health Net of Pennsylvania, Inc. (HNPA), a wholly owned subsidiary of Health Net, Inc. As part of this agreement, the Company assumed most managed care functions for HNPA’s Medicare member population. This agreement terminated effective December 1, 2002 when Bravo Health Pennsylvania, Inc. (BHPA) was granted a license on November 25, 2002 by the Pennsylvania Department of Insurance (PA DOI) to operate as a health maintenance organization in the Commonwealth of Pennsylvania. Effective December 18, 2002, BHPA began to contract directly with CMS as a Medicare+ Choice (now Medicare Advantage) health plan.
During 2005, the Company established a wholly owned subsidiary, Bravo Health Texas, Inc. (BHTX). BHTX was granted a license on April 4, 2005 by the Texas Department of Insurance (TDI) to operate as a health maintenance organization in the State of Texas. BHTX entered into a contract with CMS as a Medicare Advantage health plan and in the third quarter of 2005 enrolled its first members.
During 2006, the Company established a wholly owned subsidiary, Bravo Health Insurance Company, Inc. (BHIC). BHIC was granted a license to transact the business of life, including health and annuities, insurance by the Delaware Department of Insurance (DDI) on September 22, 2006, and enrolled its first members in January 2007. BHIC is presently qualified to do business as a foreign insurer in several other states.
During 2008, the Company established a wholly owned subsidiary, Bravo Health California, Inc. (BHCA). BHCA had no operations in 2010. During 2009, the Company established a wholly owned subsidiary, Managed Care Services, LLC (MCS) to provide administrative services for certain physician practices that provide or will provide services exclusively for Bravo Health members.
The accompanying unaudited condensed consolidated financial statements reflect the Company’s financial position as of September 30, 2010, the Company’s results of operations and cash flows for the nine months ended September 30, 2010 and 2009. Certain 2009 amounts, including CMS subsidy amounts on the Company's balance sheets in funds due for the benefit of members and risk corridor payables to CMS, have been reclassified to conform to the 2010 presentation.
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information. Accordingly, certain information and footnote disclosures normally included in complete financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to the rules and regulations applicable to interim financial statements. In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all adjustments (including normally recurring accruals) necessary to present fairly the Company’s financial position at September 30, 2010, its results of operations and its cash flows for the nine months ended September 30, 2010 and 2009. The accompanying financial statements should be read in conjunction with the Company’s audited consolidated financial statements as of and for the year ended December 31, 2009 incorporated by reference within this document.
The preparation of condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions. The estimates and assumptions affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

BRAVO HEALTH, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
(2) Recently Adopted Accounting Pronouncements
In June 2009, the Financial Accounting Standards Board (“FASB”) issued new guidance for determining whether an entity is a variable interest entity (“VIE”) and requires an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a VIE. The guidance requires an enterprise to assess whether it has an implicit financial responsibility to ensure that a VIE operates as designed when determining whether it has power to direct the activities of the VIE that most significantly impact the entity’s economic performance. The guidance also requires ongoing assessments of whether an enterprise is the primary beneficiary of a VIE, requires enhanced disclosures, and eliminates the scope exclusion for qualifying special-purpose entities. The adoption of the new guidance on January 1, 2010 did not have a material impact on the Company’s financial statements.
Effective January 1, 2010, the Company adopted the FASB’s updated guidance related to fair value measurements and disclosures, which requires a reporting entity to disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and to describe the reasons for the transfers. In addition, in the reconciliation for fair value measurements using significant unobservable inputs, or Level 3, a reporting entity should disclose separately information about purchases, sales, issuances and settlements. The updated guidance also requires that an entity should provide fair value measurement disclosures for each class of assets and liabilities and disclosures about the valuation techniques and inputs used to measure fair value for both recurring and non-recurring fair value measurements for Level 2 and Level 3 fair value measurements. The guidance is effective for interim or annual financial reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances and settlements in the roll forward activity in Level 3 fair value measurements, which are effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years. Therefore, the Company has not yet adopted the guidance with respect to the roll forward activity in Level 3 fair value measurements. The adoption of the updated guidance for Levels 1 and 2 fair value measurements did not have an impact on the Company’s consolidated results of operations or financial condition.
(3) Accounts Receivable
Accounts receivable at September 30, 2010 and December 31, 2009 consisted of the following (in thousands):

	September 30,	December 31,
	2010	2009
Medicare premium receivables	$3,391	$61,503
Rebates	41,523	34,647
Other, net	4,639	6,107

Total	$49,553	$102,257

Medicare premium receivables at September 30, 2010 and December 31, 2009 include $4.8 million and $62.2 million, respectively, of gross receivables from CMS related to the accrual of retroactive risk adjustment payments. Allowances are made for the potential recoupment of certain payments due to retroactive changes to a member’s status. Accounts receivable relating to unpaid health plan enrollee premiums are recorded during the period the Company is obligated to provide services to enrollees and do not bear interest. The Company does not have any off-balance sheet credit exposure related to its health plan enrollees.
Rebates for drug costs represent estimated rebates owed to the Company from its pharmacy benefit manager. The Company has entered into a contract with its pharmacy benefit manager that provides for rebates to the Company based on the utilization of specific prescription drugs by the Company’s members.

BRAVO HEALTH, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
(4) Investment Securities
Investment securities, which consist primarily of debt securities, have been categorized as available for sale. Available for sale securities are recorded at fair value. Unrealized gains and losses (net of applicable deferred taxes) on available for sale securities are included as a component of stockholders’ equity and comprehensive income until realized from a sale or other than temporary impairment. Realized gains and losses from the sale of securities are determined on a specific identification basis. Purchases and sales of investments are recorded on their trade dates. Dividend and interest income are recognized when earned.
Restricted investments include U.S. Government securities, money market fund investments, deposits and certificates of deposit held by the various state departments of insurance to whose jurisdiction the Company’s subsidiaries are subject. These restricted assets are recorded at amortized cost and classified as long-term regardless of the contractual maturity date because of the restrictive nature of the states’ requirements.
As of September 30, 2010 and December 31, 2009, available for sale securities were as follows (in thousands):

	September 30, 2010
		Gross	Gross
		Unrealized	Unrealized
	Amortized	Holding	Holding	Estimated
	Cost	Gains	Losses	Fair Value
Government and agency obligations	$34,521	910	—	35,431
Corporate debt securities	97,165	2,958	(1)	100,122
Residential mortgage-backed securities	92,777	1,394	(145)	94,026
Commercial mortgage-backed securities	6,696	109	—	6,805

	$231,159	5,371	(146)	236,384

	December 31, 2009
		Gross	Gross
		Unrealized	Unrealized
	Amortized	Holding	Holding	Estimated
	Cost	Gains	Losses	Fair Value
Government and agency obligations	$27,478	611	—	28,089
Corporate debt securities	44,306	1,555	(21)	45,840
Residential mortgage-backed securities	13,282	395	(198)	13,479
Commercial mortgage-backed securities	3,644	44	(1)	3,687

	$88,710	2,605	(220)	91,095

Realized gains or losses on investment securities are included in investment income in the accompanying condensed consolidated statements of operations. Realized gains or losses related to investment securities for the nine months ended September 30, 2010 and 2009 were as follows:

	Nine Months Ended
	September 30,
	2010	2009

Gross investment gains	$489	$93
Gross investment losses	(111)	(134)
Maturities of investments were as follows at September 30, 2010 (in thousands):

	Amortized	Estimated
	Cost	Fair Value

Due within one year	$14,802	14,911
Due after one year through five years	89,540	92,706
Due after five years through ten years	22,972	23,535
Due after ten years	4,372	4,401
Mortgage-backed securities	99,473	100,831

	$231,159	236,384

BRAVO HEALTH, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
At September 30, 2010, the Company holds no securities have been in a continuous unrealized loss position for more than twelve months.
The following table shows the gross unrealized losses and fair value of the Company’s investments with unrealized losses that are not deemed to be other-than-temporarily impaired, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2009:

	Less Than		More Than
	12 Months		12 Months		Total
	Unrealized	Fair	Unrealized	Fair	Unrealized	Fair
	Losses	Value	Losses	Value	Losses	Value
Corporate debt securities	$(21)	2,920	—	—	(21)	2,920
Residential mortgage-backed	$(11)	416	(187)	1,288	(198)	1,704
Commercial mortgage-backed	$(1)	772	—	—	(1)	772

Total investments	$(33)	4,108	(187)	1,288	(220)	5,396

The Company reviews fixed maturities and equity securities with a decline in fair value from cost for impairment based on criteria that include duration and severity of decline; financial viability and outlook of the issuer; and changes in the regulatory, economic and market environment of the issuer’s industry or geographic region.
All issuers of securities the Company owned in an unrealized loss as of September 30, 2010 remain current on all contractual payments. The unrealized losses on investments were caused by an increase in investment yields as a result of a widening of credit spreads. The contractual terms of these investments do not permit the issuer to settle the securities at a price less than the amortized cost of the investment. The Company determined that it did not intend to sell these investments and that it was not more-likely-than-not to be required to sell these investments prior to their recovery, thus these investments are not considered other-than-temporarily impaired.
(5) Fair Value Measurements
In January 2010, the FASB issued ASU No. 2010-06 — Fair Value Measurements and Disclosures, Topic 850: Improving Disclosures about Fair Value Measurements as an update to ASC 820-10-50-1. This update provides improved disclosures that will increase transparency in financial reporting. Assets and liabilities recorded at fair value in the consolidated balance sheet are categorized based upon the level of judgment associated with the value techniques and inputs used to measure their fair value. The fair value hierarchy as defined by FASB guidance, which prioritizes the inputs used in measuring fair value, is as follows:
•	Level 1 — Quoted (unadjusted) prices for identical assets or liabilities in active markets
•	Level 2 — Other observable inputs, either directly or indirectly, including:
•	Quoted prices for similar assets/liabilities in active markets;

•	Quoted prices for identical or similar assets in non-active markets (few transactions, limited information, non-current prices, high variability over time);

BRAVO HEALTH, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
•	Inputs other than quoted prices that are observable for the asset/liability (e.g. interest rates, yield curves, volatilities, or default prices); and

•	Inputs that are derived principally from or corroborated by other observable market data
•	Level 3 — Unobservable inputs that cannot be corroborated by observable market data
Transfers in and out of Levels 1 and 2 require new disclosures. A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfer. Activity in Level 3 fair value measurement also requires new disclosures. A reporting entity should present separate information about purchases, sales, issuances and settlements (on a gross basis, as opposed to one net number). In instances in which the inputs used to measure fair value fall into different levels of the fair value hierarchy, the fair value measurement has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular item to the fair value measurement in its entirety requires judgment, including the consideration of inputs specific to the asset. Management is responsible for the determination of fair value, and performs monthly analysis on the prices received from third parties to determine whether the prices appear to be reasonable estimates of fair value.
There were no transfers to or from Levels I and II during the nine months ended September 30, 2010. The following tables summarize fair value measurements by level at September 30, 2010 and December 31, 2009 for assets and liabilities measured at fair value on a recurring basis (in thousands):

	September 30, 2010
	Level I	Level II	Level III		Total
Assets
Cash and cash equivalents	$54,128	$—	$		$54,128

Investment securities:
Government and agency obligations	$35,431	$—		$—	$35,431
Corporate debt securities	—	100,122		—	100,122
Residential mortgage-backed securities	—	94,026		—	94,026
Commercial mortgage-backed securities	—	6,805		—	6,805

	$35,431	$200,953	$		$236,384

Liabilities
Derivative — interest rate swaps	$—	$311		$—	$311

	December 31, 2009
	Level I	Level II	Level III		Total
Assets
Cash and cash equivalents	$101,637	$—	$		$101,637

Investment securities:
Government and agency obligations	$28,089	$—		$—	$28,089
Corporate debt securities	—	45,840		—	45,840
Residential mortgage-backed securities	—	13,479		—	13,479
Commercial mortgage-backed securities	—	3,687		—	3,687

	$28,089	$63,006	$		$91,095

Liabilities
Derivative — interest rate swaps	$—	$1,110		$—	$1,110

BRAVO HEALTH, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
The Company’s Level 1 securities primarily consist of U.S. Treasury securities and cash and cash equivalents. The Company determines the estimated fair value of its Level 1 securities using quoted (unadjusted) prices for identical assets or liabilities in active markets.
The Company’s Level 2 securities primarily consist of corporate debt securities, residential mortgage-backed securities and commercial mortgage-backed securities. The Company determines the estimated fair value for its Level 2 securities using the following methods: quoted prices for similar assets/liabilities in active markets, quoted prices for identical or similar assets in non-active markets (few transactions, limited information, non-current prices, high variability over time), inputs other than quoted prices that are observable for the asset/liability (e.g., interest rates, yield curves volatilities, default rates, etc.), and inputs that are derived principally from or corroborated by other observable market data.
(6) Medical Liabilities
The Company’s medical liabilities at September 30, 2010 and December 31, 2009 consisted of the following (in thousands):

	September 30,	December 31,
	2010	2009
Incurred but not reported medical liabilities	$146,744	$122,267
Pharmacy liabilities	9,288	6,456
Provider incentives and other medical payments	6,006	4,385

	$162,038	$133,108

(7) Derivatives
In September 2007, the Company entered into a forward-starting swap transaction to hedge the total changes in interest cash outflows on the Term Loan. A notional amount of $89.8 million has been swapped to a counter party in exchange for a fixed interest rate commitment of 4.74% per annum. This agreement became effective on September 28, 2007 and will terminate on September 30, 2011. The notional amount declines throughout the term of the agreement and was $13.8 million and $36 million as of September 30, 2010 and December 31, 2009, respectively.
The interest rate swap qualifies as, and is designated as, a cash flow hedge. Changes in the fair value of the swap that effectively offset the variability of cash flows associated with the variable rate debt obligation are excluded from the results of operations and are reported as a component of other comprehensive income (loss) in the consolidated statements of stockholders’ equity. As the swap was fully effective for the nine months ended September 30, 2010 and the year ended December 31, 2009, the Company did not recognize any interest expense related to ineffectiveness.
The fair market value of the interest rate swap is shown as an interest rate swap liability on the accompanying consolidated balance sheets in the amount of $0.3 million and $1.1 million as of September 30, 2010 and December 31, 2009, respectively. The change in the fair market value of the swap is recorded in accumulated other comprehensive income (loss) as the swap is designated as an effective hedge.
In September 2009, the Company entered into an interest rate cap transaction to hedge the total changes in interest cash outflows on the Term Loan. The Company paid a fixed premium amount of $0.05 million and will receive payments of the notional amount multiplied by the excess, if any, of LIBOR over 4.50% (the Capped Rate) for a defined period. This agreement became effective on September 30, 2009 and will terminate on September 30, 2011. The notional amount, which was $1.1 million at inception and increases to a maximum of $17.5 million throughout the term of the agreement, was $8 million as of September 30, 2010.
The interest rate cap qualifies as, and is designated as, a cash flow hedge. Changes in the fair value of the cap that effectively offset the variability of cash flows associated with the variable rate debt obligation are excluded from the results of operations and are reported as a component of other comprehensive income (loss) in the consolidated statements of stockholders’ equity.

BRAVO HEALTH, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
(8) Intangible Assets
A breakdown of the identifiable intangible assets and their assigned value and accumulated amortization at September 30, 2010 is as follows (in thousands):

	Gross Carrying	Accumulated
	Amount	Amortization	Net
Trade name	$3,443	$3,443	$—
Provider contracts	49,994	39,579	10,415
Membership lists	91,724	74,542	17,182

	$145,161	$117,564	$27,597

Amortization expense on identifiable intangible assets for the three months ended September 30, 2010 and 2009 was approximately $6.1 million and $7.7 million, respectively. Amortization expense on identifiable intangible assets for the nine months ended September 30, 2010 and 2009 was approximately $20.2 million and $25.5 million, respectively.
(9) Share-Based Compensation
In 1995, the Company adopted a stock option plan (the 1995 Plan), which permitted the issuance of common stock or stock options to employees, officers, directors, and consultants. During 2004, the Company adopted the Bravo Health, Inc. 2004 Stock Incentive Plan (the 2004 Plan). The 2004 Plan is a continuation, amendment and restatement of the 1995 Plan, the provisions of which shall continue with respect to any options or stock awards thereunder. The 2004 Plan permits the granting of stock options to key individuals (including incentive stock options qualifying under Internal Revenue Code Section 422 and nonstatutory stock options), stock appreciation rights, restricted or unrestricted stock awards, performance awards, or any combination of the foregoing. The purchase price per share of stock deliverable upon the exercise of an option shall be based on fair value as determined by the Board of Directors, provided, however, that in the case of incentive stock options, the strike price of the options must have an exercise price at least equal to the fair market value at the date of the grant. At the time of adoption, the awards granted under the 2004 Plan, including all existing awards under the 1995 Plan, could not exceed an aggregate of 14,059,875 shares. As of September 30, 2010, the Company’s Board of Directors had increased the incentive pool to 32,978,600 shares.
The Company granted options to purchase 1,850,150 shares of common stock pursuant to the 2004 Plan during the nine months ended September 30, 2010. Options to purchase 434,780 shares of common stock either were forfeited or expired during the nine months ended September 30, 2010. Options to purchase 18,226,192 shares of common stock were outstanding under this plan at September 30, 2010. The outstanding options vest and become exercisable based on time, generally over a five-year period, and expire ten years from their grant dates.
(10) Comprehensive Income
The following table presents details supporting the determination of comprehensive income for the nine months ended September 30, 2010 and 2009 (in thousands):

	Nine Months Ended
	September 30,
	2010	2009

Net income	$21,195	$17,172
Net unrealized gain on available for sale investment securities, net of tax	1,845	1,587
Net gain on interest rate swap, net of tax	418	615

Comprehensive income, net of tax	$23,458	$19,374

BRAVO HEALTH, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)
(11) Commitments and Contingencies
The Company was selected for a RADV audit by the United State Department of Health & Human Services, Office of Inspect General (OIG) in connection with risk-adjusted payments received by one of the Company’s Medicare Advantage plans for contract year 2007. In June 2010, the OIG issued a draft report of its findings. The draft report included a recommendation that approximately $20.2 million of calculated premium overpayments be refunded to CMS. OIG’s purported premium overpayment was calculated by extrapolating the results of its audit sample and findings across the specific Medicare Advantage plan’s entire population for the 2007 contract year. The Company issued a written response to the draft report and is vigorously challenging the OIG’s audit process, methodology, and preliminary findings and recommendations. No final report has been issued by OIG. OIG has no authority to recoup overpayments. Accordingly, it will be within the authority of CMS to determine what actions, if any, to take in response to any OIG audit findings and recommendations. Because of the uncertainties associated with (i) the validity of the OIG’s audit process and methods, (ii) the OIG’s response to the Company’s challenges, (iii) the status of OIG’s final report, and (iv) the probable actions of CMS based on the OIG’s recommendations, among other uncertainties, the Company is currently unable to reasonably estimate the probability of CMS’s assertion of a claim for recoupment of overpaid premiums or the amount of loss, or range of potential losses, associated with the resolution of the OIG audit. Accordingly, the Company has not made an accrual related thereto.
(12) Subsequent Events
On August 27, 2010, HealthSpring, Inc. (HealthSpring) announced that it entered into a definitive agreement to acquire all of the outstanding capital stock of the Company for $545.0 million. This transaction received the necessary regulatory approvals and closed on November 30, 2010.